Confidential
November 26, 2012
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These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse AG or its Affiliates (hereafter “Credit Suisse”).
Project Florida
Preliminary Maine discussion materials
Exhibit (c)-6

Confidential Table of contents 1. Preliminary Maine analysis 2. Preliminary royalty trust sensitivity analysis 1

Confidential

Preliminary side-by-side-analysis
Source: Public filings, company projections at forward curve pricing as of 11/23/12 and FactSet Research Systems.
(1) Florida corporate adjustments as of 9/30/12 based on $3.7 billion of cash, $3.5 billion of debt and $3.6 billion of noncontrolling interest per Florida
10-Q. Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4% convertible notes, $12 million of 8% convertible preferred stock, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q.
($ in millions, except where otherwise noted)
Florida Maine
at market at market
Share price (11/23/12) $38.88 $12.45
% discount to 52-week high (20.6%) (24.9%)
Market value $953 $2,017
Enterprise value
(1)
3,400 3,103
Enterprise value /
2012E EBITDA(X) 6.0x 13.9x
2013E EBITDA(X) 4.1x 12.2x
Proved reserves ($ / mcfe) $12.78
2012E Production ($ / mcfe/d) 20,488
2013E Production ($ / mcfe/d) 17,092
Pre-tax PV-10% 3.7x
Price /
2012E CFPS 7.2x 17.0x
2013E CFPS 5.1x 8.7x
Statistics
12/31/2011 Proved reserves (Bcfe) 242
% oil 40.6%
% developed 84.9%
Resource potential (Tcfe) 63.7
2012E production (mcfe/d) 151
% oil 40.6%
R/P 4.4x

Confidential 1. Preliminary Maine analysis 3

Confidential
3P reserve estimates based on Ryder Scott reserve reports
Projection model with production and costs for ~3 Tcfe of net resource potential provided by Maine management
Scaled up to15.2 Tcfe of net unrisked resource potential per RPS guidance and 63.5 Tcfe of net unrisked resource potential per Maine management guidance
Analyzed 14.25-year unlevered free cash flow (9/30/12–12/31/2026E)
Discounted projected unlevered free cash flows to 9/30/12; discount rate of 12% for illustrative purposes
Cash flow from remaining reserves after 2026E discounted to 9/30/12 based on the weighted average remaining life of production
Assumes forward curve pricing as of 11/23/2012

Preliminary illustrative Maine NAV analysis assumptions
Note: Tax assumptions per Maine management as follows: Capital recovery assumes 25% of future capital expenditures allocated to tangible assets and 75% to intangible drilling costs expensed in year incurred.  Tangible assets depreciated using a 7-year MACRS schedule.
Analysis doesn’t account for AMT and withholding taxes.
(1) Represents average of spot prices until 9/30/12 and forward curve pricing for remaining 2012.
(2) Assumes fully-diluted shares outstanding of 231.8 according to Maine guidance.
(1)
2012 2013 2014 2015 2016 2017 2018 2019 Thereafter
WTI ($/bbl) $88.18 $89.69 $89.99 $88.26 $86.30 $85.78 $85.60 $85.50 $85.44
Henry Hub ( $/Mmbtu) 3.59 4.07 4.32 4.42 4.81 4.99 5.21 5.46 5.76
Implied Maine resource case based on ultra-deep resource potential and resource risking values implied by a
$1.50 per share
(2)
estimate for a 4% override royalty interest on Maine’s ultra-deep resource potential
Implied 4.3 Tcfe of net risked resource potential in ultra-deep assuming 12% discount rate for illustrative purposes
Preliminary reserve and resource risking assumed for illustrative purposes with guidance from RPS and Maine management
10% risking for ultra-deep resource potential per RPS
30% risking for ultra-deep resource potential per Maine guidance
Cash G&A and non-cash G&A per Maine management guidance
Plan tax rate of 38% per Maine management
Tax basis of assets as per Maine management

Confidential

Preliminary illustrative Maine NAV analysis summary
Preliminary analysis based on forward curve pricing as of 11/23/2012 and illustrative discount rate of 12%
Risking for illustrative purposes (RPS resource risking: 10%; Maine resource risking: 30%)
Royalty payment based on revenue from ultra-deep prospects for 2012 through end of resource life
Note: 3P:  Proved + Probable + Possible.
(1) Based on ultra-deep resource potential and resource risking values implied by a $1.50 per share value for a 4% override royalty interest on ultra-deep resource production; Implied 3.9 Tcfe of net risked resource potential in ultra-deep assuming 12% discount rate for illustrative purposes.
(2) Based on net unrisked resource estimate of 63.5 Tcfe per Maine management.
(3) Based on net unrisked resource estimate of 15.2 Tcfe per RPS guidance.
(4) Others include PV of G&A and tax shield related to existing PP&E.
(5) Maine corporate adjustments based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4% convertible notes, $12 million of 8%
convertible preferred stock, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q for Q3 2012.
(6) Royalty on resource potential.
($ in millions, except per share amounts)
Implied Maine Maine management RPS resource
resource case
(1)
resource estimate
(2)
estimate
(3)
Case 1 Case 2 Case 3 Case 4
Risked 3P & Risked 3P & Risked 3P & Risked 3P & Risked 3P &
resources resources resources resources resources
(100/100/100/Maine) (100/70/50/10) (100/70/50/30) (100/70/50/10) (100/70/50/30)
Deep Shelf $498 $434 $434 $434 $434
Gulf of Mexico Deep Water 73 64 64 64 64
Traditional Shelf 524 484 484 484 484
Ultra Deep Shelf 2,990 4,406 13,217 1,077 3,232
Total of all regions $4,085 $5,388 $14,199 $2,060 $4,214
Others (4) 168 164 163 184 166
PV of NOLs 530 633 1,107 412 557
Net asset value $4,783 $6,185 $15,469 $2,656 $4,937
(– ) Corporate adjustments (108) (108) (108) (1,065) (108)
Implied equity value $4,675 $6,077 $15,361 $1,591 $4,829
Implied price per Maine share $20.52 $26.42 $65.48 $9.72 $21.17
19.62 25.09 61.39 9.21 20.20 Implied price per Maine share – 4% royalty
(6)
(5)

Confidential

Preliminary illustrative Maine royalty sensitivity analysis
Royalty payment based on revenue from ultra-deep prospects for 2012 through end of resource life
Preliminary analysis based on forward curve pricing as of 11/23/12 and illustrative discount rate of 12%
Illustrative per share estimate for royalty
($ per fully diluted share outstanding, except where otherwise indicated)
Illustrative Maine price per share – ultra-deep royalty rate sensitivity
Note: Royalty interest not on 8/8    basis.
(1) Based on ultra-deep resource potential and resource risking values implied by a $1.50 per share value for a 4% override royalty interest on ultra-deep resource production; Implied 4.3 Tcfe of net risked resource potential in ultra-deep assuming 12% discount rate for illustrative purposes.
(2) Assumes 63.7 Tcfe of unrisked ultra-deep resource potential, including Davy Jones.
(3) Assumes 15.4 Tcfe of unrisked ultra-deep resource potential, including Davy Jones.
(4) See previous page.
Implied Maine Maine management RPS resource
resource case (1) resource estimate (2) estimate (3)
Risked 3P & Risked 3P & Risked 3P & Risked 3P & Risked 3P &
resources resources resources resources resources
(100/100/100/Maine) (100/70/50/30) (100/70/50/30) (100/70/50/10) (100/70/50/30)
$20.52 $26.42 $65.48 $9.72 $21.17
Implied price per Maine share assuming:
4% royalty on resource potential 19.62 25.09 61.39 9.21 20.20 th
Net implied Royalty Production estimate (Mmcfe/d)
risked resource (Tcfe)
4.0% 2013E 2014E 2015E
4.3 $1.50 13.4 85.5 220.9
Maine management
Illustrative resource
10.0% 6.4 $2.22 5.4 120.2 346.4
potential risking
30.0% 19.1 6.67 16.1 360.7 1,039.2
RPS resource estimate (3)
Illustrative resource
10.0% 1.5 $0.54 5.4 34.2 88.4
potential risking 30.0% 4.6 1.62 16.1 102.7 265.1
resource estimate (2)
Implied price per Maine share (NAV analysis) (4)
Implied Maine resource case (1)

Confidential

Preliminary illustrative Maine transaction matrix
Source: Florida management 5-year plan, Maine Financial Projections.
(1) Assumes 161.9 million basic shares outstanding for Maine per Maine management, 14.3 million options outstanding at a weighted average exercise price of $14.20 per share and 0.1 million RSUs. Assumes 949.3 million basic shares outstanding for Florida, 13.6 million options exercisable at weighted average price of $33.10 and RSUs of 1.3 million.
(2) Maine corporate adjustments as of 9/30/12 based on $191.9 million of cash and cash equivalents, $700 million of 5.75% convertible preferred stock, $188.9 million of 4% convertible notes, $12 million of 8% convertible preferred stock, $67.8 million of 5.25% of convertible notes and $300 million of 11.875% senior notes per Maine 10Q for Q3 2012. Florida corporate adjustments as of 9/30/12 based on $3.7 billion of cash, $3.5 billion of debt and $3.6 billion of noncontrolling interest per Florida 10Q.
(3) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 63,500 Bcfe, per Maine management.
(4) Assumes unrisked 3P reserves of 335 Bcfe and unrisked resource potential of 15,200 Bcfe, per RPS estimates.
($ in millions, except as indicated)
Florida Maine Illustrative Maine purchase price
11/23/2012 11/23/12
$15.50 $16.00 $16.50 $17.00 $17.50 $18.00
% premium / (discount) to: Data Data
Current $38.88 $12.45 24.5% 28.5% 32.5% 36.5% 40.6% 44.6%
52-week high $48.96 (20.6%) $16.57 (24.9%) (6.5%) (3.4%) (0.4%) 2.6% 5.6% 8.6%
All-time high 62.93 (38.2%) 34.48 (63.9%) (55.0%) (53.6%) (52.1%) (50.7%) (49.2%) (47.8%)
5-day average 38.10 2.1% 12.39 0.5% 25.1% 29.1% 33.2% 37.2% 41.2% 45.3%
10-day average 38.05 2.2% 12.53 (0.6%) 23.8% 27.7% 31.7% 35.7% 39.7% 43.7%
20-day average 38.70 0.5% 12.29 1.3% 26.1% 30.1% 34.2% 38.3% 42.3% 46.4%
30-calendar day average 38.71 0.4% 12.25 1.6% 26.5% 30.6% 34.7% 38.8% 42.9% 47.0%
60-calendar day average 39.58 (1.8%) 11.92 4.5% 30.0% 34.2% 38.4% 42.6% 46.8% 51.0%
1-year average 37.94 2.5% 12.16 2.4% 27.4% 31.6% 35.7% 39.8% 43.9% 48.0%
Fully diluted shares 949.6 162.0 243.3 242.6 241.7 244.9 244.0 243.1
Implied equity value (1)
$37,037 $2,017 $3,772 $3,881 $3,988 $4,163 $4,270 $4,375
Corporate adjustments (2)
3,400 1,077 176 176 176 108 108 108
Implied enterprise value $40,437 $3,094 $3,948 $4,057 $4,164 $4,271 $4,378 $4,483
Pennsylvania interest (shares in millions) 51.0 51.0 51.0 51.0 51.0 51.0 51.0
Florida interest after conversion (shares in millions) – 36.2 35.9 35.6 35.4 35.1 34.9
Fully diluted shares (ex Pennsylvania and Florida interest) 111.0 156.1 155.7 155.1 158.5 157.9 157.2
Implied equity value (1) (ex Pennsylvania and Florida interest)
$1,382 $2,420 $2,491 $2,559 $2,695 $2,763 $2,830
Incremental consideration $71 $68 $136 $68 $67
Enterprise value / Data Data
2012E EBITDAX $6,739 6.0x $223 13.9x 17.7x 18.2x 18.6x 19.1x 19.6x 20.1x
2013E EBITDAX 9,815 4.1x 253 12.2 15.6 16.0 16.4 16.9 17.3 17.7
Proved reserves ($ / mcfe) 242 $12.78 $16.31 $16.76 $17.20 $17.65 $18.09 $18.52
Total resources ($ / mcfe) per Maine management (3) 63,835 0.05 0.06 0.06 0.07 0.07 0.07 0.07
Total resources ($ / mcfe) per RPS (4)
15,535 0.20 0.25 0.26 0.27 0.27 0.28 0.29
2012E Production ($ / mcfe/d) 151 $20,488 $26,143 $26,867 $27,576 $28,287 $28,992 $29,689
2013E Production ($ / mcfe/d) 181 17,092 21,810 22,414 23,005 23,599 24,187 24,769
Pre-tax PV-10% 829 3.7x 4.8x 4.9x 5.0x 5.2x 5.3x 5.4x
Price /
2012E CFPS $5.42 7.2x $0.73 17.0x 21.2x 21.8x 22.5x 23.2x 23.9x 24.6x
2013E CFPS 7.66 5.1x 1.43 8.7 10.8 11.2 11.5 11.9 12.2 12.6

Confidential 2. Preliminary royalty trust sensitivity analysis 8

Confidential
Preliminary illustrative Maine royalty sensitivity analysis
Summary

Royalty payment based on revenue from ultra-deep prospects for 2012 and sensitivity for royalty trust duration
Preliminary analysis based on forward curve pricing as of 11/23/12, 4% royalty and 12% discount rate for illustrative purposes
(1) Based on ultra-deep resource potential and resource risking values implied by a $1.50 per share value for a 4% override royalty interest on ultra-deep resource production and 20 year duration; implied
4.3 Tcfe of net risked resource potential in ultra-deep assuming 12% discount rate for illustrative purposes.
(2) Based on net unrisked resource estimate of 63.7 Tcfe per Maine management, including Davy Jones.
(3) Based on net unrisked resource estimate of 15.4 Tcfe per RPS guidance, including Davy Jones.
Implied Maine Maine management RPS resource
resource case
(1)
resource estimate
(2)
estimate
(3)
Case 1 Case 2 Case 3 Case 4
Risked 3P & Risked 3P & Risked 3P & Risked 3P & Risked 3P &
resources resources resources resources resources
(100/100/100/Maine) (100/70/50/10) (100/70/50/30) (100/70/50/10) (100/70/50/30)
Royalty
10 $0.81 $1.18 $3.53 $0.29 $0.87
trust
15 1.37 2.03 6.09 0.49 1.48
duration
20 1.50 2.22 6.67 0.54 1.62
(years)
25 1.50 2.22 6.67 0.54 1.62

Confidential
Preliminary illustrative Maine royalty sensitivity analysis

Royalty payment based on revenue from ultra-deep prospects for 2012 and sensitivity for royalty trust duration
Preliminary analysis based on 4% royalty and 12% discount rate for illustrative purposes; forward curve pricing as of 11/23/12
(1) Based on ultra-deep resource potential and resource risking values implied by a $1.50 per share value for a 4% override royalty interest on ultra-deep resource production and 20 year duration; implied 4.3 Tcfe of net risked resource potential in ultra-deep assuming 12% discount rate for illustrative purposes.
(2) Based on net unrisked resource estimate of 63.7 Tcfe per Maine management, including Davy Jones.
Commodity price
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $0.81 $0.66 $0.80 $0.94 $1.06 $1.19 $1.32
trust
15 1.37 1.08 1.31 1.55 1.76 1.98 2.19
duration
20 1.50 1.17 1.43 1.69 1.92 2.16 2.39
(years)
25 1.50 1.17 1.43 1.69 1.92 2.16 2.39
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $1.18 $0.96 $1.16 $1.37 $1.56 $1.74 $1.93
trust
15 2.03 1.59 1.94 2.29 2.61 2.93 3.25
duration
20 2.22 1.74 2.12 2.50 2.85 3.20 3.55
(years)
25 2.22 1.74 2.12 2.50 2.85 3.20 3.55
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $3.53 $2.87 $3.49 $4.11 $4.67 $5.23 $5.80
trust
15 6.09 4.78 5.83 6.87 7.83 8.79 9.75
duration
20 6.67 5.21 6.35 7.49 8.55 9.60 10.65
(years)
25 6.67 5.21 6.35 7.49 8.55 9.60 10.65
Maine management resource estimate
(2)
and illustrative 30% risking
Maine management resource estimate
(2)
and illustrative 10% risking
Implied Maine case
(1)

Confidential
Preliminary illustrative Maine royalty sensitivity analysis
(cont’d)

RPS resource estimate (1) and illustrative 10% risking
RPS resource estimate (1) and illustrative 30% risking
Royalty payment based on revenue from ultra-deep prospects for 2012 and sensitivity for royalty trust duration
Preliminary analysis based on 4% royalty and 12% discount rate for illustrative purposes; forward curve pricing as of 11/23/12
(1) Based on net unrisked resource estimate of 15.4 Tcfe per RPS guidance, including Davy Jones.
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $0.29 $0.24 $0.29 $0.34 $0.38 $0.43 $0.47
trust
15 0.49 0.39 0.47 0.56 0.64 0.71 0.79
duration
20 0.54 0.42 0.52 0.61 0.69 0.78 0.86
(years)
25 0.54 0.42 0.52 0.61 0.69 0.78 0.86
WTI oil Forward curve $100.00 $110.00 $120.00 $120.00 $120.00 $120.00
Nat. Gas pricing 4.00 5.00 6.00 7.00 8.00 9.00
Royalty
10 $0.87 $0.71 $0.86 $1.01 $1.15 $1.29 $1.42
trust
15 1.48 1.17 1.42 1.67 1.91 2.14 2.37
duration
20 1.62 1.27 1.55 1.82 2.08 2.33 2.59
(years)
25 1.62 1.27 1.55 1.82 2.08 2.33 2.59

Confidential

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